Morgan Stanley Variable Investment Series  Strategist Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	LaFarge SA 5.500% due 7/9/2019
Purchase/Trade Date:	7/6/10
Offering Price of Shares: $99.914
Total Amount of Offering: $550,000,000
Amount Purchased by Fund: $55,000
Percentage of Offering Purchased by Fund: 0.010
Percentage of Funds Total Assets: 0.14
Brokers: Barclays Capital, JPMorgan, Mitsubishi UFJ, Deutsche Bank, Mizuho Securities, RBS, UBS
Purchased from: Barclays Capital


Securities Purchased:	Westpac Banking Corp. 3.00% due 8/4/2015
Purchase/Trade Date:	7/26/2010
Offering Price of Shares: $99.540
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $75,000
Percentage of Offering Purchased by Fund: 0.004
Percentage of Funds Total Assets: 0.19
Brokers: HSBC, Morgan Stanley, JPMorgan
Purchased from: HSBC Securities

Securities Purchased:	Expedia Inc. 5.950% due 8/15/2020
Purchase/Trade Date:	8/2/2010
Offering Price of Shares: $99.893
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $55,000
Percentage of Offering Purchased by Fund: 0.007
Percentage of Funds Total Assets: 0.13
Brokers: BofA Merrill Lynch, Barclays Capital, BNP Paribas, JPMorgan, RBS, Mitsubishi UFJ Securities
Purchased from: JPMorgan

Securities Purchased:	QEP Resources Inc. 6.875% due 3/1/2021
Purchase/Trade Date:	8/11/2010
Offering Price of Shares: $99.074
Total Amount of Offering: $625,000,000
Amount Purchased by Fund: $35,000
Percentage of Offering Purchased by Fund: 0.006
Percentage of Funds Total Assets: 0.09
Brokers: Deutsche Bank Securities, JP Morgan, BofA Merrill Lynch,
BMO Capital Markets, Wells Fargo Securities, Mitsubishi UFJ Securities Purchased from: Deutsche Bank Securities




Securities Purchased:	Warner Chilcott Co. LLC 7.750% due 9/15/2018
Purchase/Trade Date:	8/12/2010
Offering Price of Shares: $100.000
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $15,000
Percentage of Offering Purchased by Fund: 0.002
Percentage of Funds Total Assets: 0.04
Brokers: BofA Merrill Lynch, JPMorgan, Goldman Sachs, Morgan Stanley Purchased from: Banc of America

Securities Purchased:	Ingram Micro Inc. 5.25% due 9/1/2017
Purchase/Trade Date:	8/16/2010
Offering Price of Shares: $99.998
Total Amount of Offering: $300,000,000
Amount Purchased by Fund: $60,000
Percentage of Offering Purchased by Fund: 0.020
Percentage of Funds Total Assets: 0.15
Brokers: BofA Merrill Lynch, Morgan Stanley
Purchased from: Banc of America

Securities Purchased:	Albermarle Corp. 4.500% due 12/15/2020
Purchase/Trade Date:	12/7/2010
Offering Price of Shares: $99.101
Total Amount of Offering: $350,000,000
Amount Purchased by Fund: $45,000
Percentage of Offering Purchased by Fund: 0.013
Percentage of Funds Total Assets: 0.11
Brokers: BofA Merrill Lynch, JPMorgan, UBS Investment Bank,
BNP Paribas, Wells Fargo Securities, BNY Mellon Capital Markets,
HSBC, Mitsubishi UFJ Securities, RBS, SMBC Nikko, SunTrust Robinson
 Humphrey
Purchased from: Banc of America

Securities Purchased:	Saic Inc. 4.450% due 12/1/2020
Purchase/Trade Date:	12/13/2010
Offering Price of Shares: $99.637
Total Amount of Offering: $450,000,000
Amount Purchased by Fund: $15,000
Percentage of Offering Purchased by Fund:0.003
Percentage of Funds Total Assets: 0.04
Brokers: BofA Merrill Lynch, Citi, Morgan Stanley, RBS, Scotia Capital, US Bancorp, Wells Fargo Securities
Purchased from: Banc of America

Securities Purchased:	Saic Inc. 5.950% due 12/1/2040
Purchase/Trade Date:	12/13/2010
Offering Price of Shares: $99.851
Total Amount of Offering: $300,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund: 0.017
Percentage of Funds Total Assets: 0.13
Brokers: BofA Merrill Lynch, Citi, Morgan Stanley, RBS, Scotia Capital, US Bancorp, Wells Fargo Securities
Purchased from: Banc of America